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                                                                   EXHIBIT 10.3

                    SEVERANCE AND CHANGE IN CONTROL AGREEMENT


         This Severance and Change in Control Agreement (this "Agreement") is made and entered into as of this 29th day of April, 1998, by and between American Industrial Properties REIT, a Texas real estate investment trust (the "Trust") and David B. Warner ("Executive").

                                    RECITALS

         WHEREAS, Executive is currently employed by the Trust as Vice President of Real Estate Operations;

         WHEREAS, to encourage Executive to remain employed with the Trust, the Trust desires to provide Executive with an opportunity for certain severance compensation in the event of a Change in Control (as defined below) of the Trust on the terms and conditions set forth herein;

         WHEREAS, the Trust and Employee each recognize and hereby acknowledge that Executive's employment with the Trust is and shall continue to be terminable at will, without prior notice, by either the Trust or Executive; and

         WHEREAS, the Trust and Executive each hereby acknowledge that this Agreement is not intended to be, and shall not be construed as, an express or implied contract of employment between the Trust and Executive;

         WHEREAS, the parties agree that this Agreement shall replace and supercede that certain Bonus and Severance Agreement between the parties hereto dated as of March 13, 1996 (the "Prior Agreement");

         NOW, THEREFORE, for and in consideration of the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trust and Executive hereby agree as follows:

                                   AGREEMENTS

         1. CHANGE IN CONTROL. Upon the occurrence of a Change in Control, the Executive will be entitled to the benefits provided by Section 2.

         2. SEVERANCE BENEFITS. (a) Following the occurrence of a Change in Control, the Trust will pay to the Executive the Severance Benefit (as defined below) in immediately available funds, in United States Dollars, within five business days after the first occurrence of a Change in Control. In addition, during the Severance Period, the Trust will arrange to provide the Executive Employee Benefits that are welfare benefits (but not share options, share purchase, share appreciation, dividend equivalent rights or similar compensatory benefits) substantially
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similar to those which the Executive was receiving or entitled to receive immediately prior to the Change in Control. Such one year period will be considered service with the Trust for the purpose of determining service credits and benefits due and payable to the Executive under the Trust's retirement income, supplemental executive retirement, and other benefit plans of the Trust applicable to the Executive, the Executive's dependents, or the Executive's beneficiaries immediately prior to the Change in Control. If and to the extent that any benefit described in the immediately preceding sentence is not or cannot be paid or provided under any policy, plan, program or arrangement of the Trust, then the Trust will itself pay or provide for the payment of such Employee Benefits to the Executive, and, if applicable, the Executive's dependents and beneficiaries. Without otherwise limiting the purposes or effect of Section 3, Employee Benefits otherwise receivable by the Executive pursuant to this Section 2(a) will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Severance Period following the Executive's termination date.

         (b) There will be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit for the Executive provided for in this Agreement, except as expressly provided in the last sentence of Section 2(a).

         (c) Notwithstanding any other provision hereof, the parties' respective rights and obligations under this Section 2 and under Sections 4 and 5 will survive any termination or expiration of this Agreement following a Change in Control.

         3. NO MITIGATION OBLIGATION. Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.

         4. CERTAIN ADDITIONAL PAYMENTS BY THE TRUST. (a) Notwithstanding anything in this Agreement to the contrary, in the event it is determined (as hereafter provided) that any payment or distribution by the Trust to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any share option, share appreciation right, dividend equivalent right, restricted shares or similar right, the lapse or termination of any restriction on or the vesting or exercise ability of any of the foregoing (any such payment or distribution, a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto), by reason of being considered "contingent on a change in ownership or control" of the Trust, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"); provided, however, that no Gross-up Payment will be made with respect to the Excise Tax, if any, attributable to (A) any incentive share option ("ISO") granted prior to the execution of this Agreement or (B) any share appreciation or similar right, whether or not limited, granted in


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tandem with any ISO described in clause (A) of this sentence. The Gross-Up
Payment will be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive will have received an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

         (b) Subject to the provisions of Section 4(f), all determinations required to be made under this Section 4, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Trust to the Executive and the amount of such Gross-Up Payment, if any, will be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Executive in the Executive's sole discretion. The Executive will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Trust and the Executive within 30 calendar days after the Executive's termination date, and any such other time or times as may be requested by the Trust or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Trust will pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it will, at the same time as it makes such determination, furnish the Trust and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Trust should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Trust exhausts or fails to pursue its remedies pursuant to Section 4(f) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Trust and the Executive as promptly as possible. Any such Underpayment will be promptly paid by the Trust to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

         (c) The Trust and the Executive will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Trust or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 4(b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Trust and the Executive.

         (d) The federal, state and local income or other tax returns filed by the Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive will make proper payment of


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the amount of any Excise Payment and, at the request of the Trust, provide to the Trust true and correct copies (with any amendments) of the Executive's federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Trust, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive will within five business days pay to the Trust the amount of such reduction.

         (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 4(b) will be borne by the Trust. If such fees and expenses are initially paid by the Executive, the Trust will reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of the Executive's payment thereof.

         (f) The Executive will notify the Trust in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Trust of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive will further apprise the Trust of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive will not pay such claim prior to the earlier of (i) the expiration of the 30-calendar day period following the date on which the Executive gives such notice to the Trust and (ii) the date that any payment of amount with respect to such claim is due. If the Trust notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive will:

                (A) provide the Trust with any written records or documents in the Executive's possession relating to such claim reasonably requested by the Trust;

                (B) take such action in connection with contesting such claim as the Trust may reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Trust;

                (C) cooperate with the Trust in good faith in order effectively to contest such claim; and

                (D) permit the Trust to participate in any proceedings relating to such claims;

provided, however, that the Trust will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and


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payment of costs and expenses. Without limiting the foregoing provisions of this
Section 4(f), the Trust will control all proceedings taken in connection with the contest of any claim contemplated by this Section 4(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive will prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Trust may determine; provided, however, that if the Trust directs the Executive to pay the tax claimed and sue for a refund, the Trust will advance the amount of such payment to the Executive on an interest-free basis and will indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. The Trust's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (g) If, after the receipt by the Executive of an amount advanced by the Trust pursuant to Section 4(f), the Executive receives any refund with respect to such claim, the Executive will (subject to the Trust's complying with the requirements of Section 4(f)) pay to the Trust the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto) within 30 calendar days after such receipt and the Trust's satisfaction of all accrued obligations under this Agreement. If, after the receipt by the Executive of any amount advanced by the Trust pursuant to Section 4(f), a determination is made that the Executive will not be entitled to any refund with respect to such claim and the Trust does not notify the Executive in writing of its intent to contest such determination prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of any such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Trust to the Executive pursuant to this Section 4.

         5. LEGAL FEES AND EXPENSES; SECURITY. It is the intent of the Trust that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of the Executive's rights to compensation upon a Change in Control by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Trust has failed to comply with any of its obligations under this Agreement or in the event that the Trust or any other person takes or threatens to take any action to declare the agreement to pay Executive compensation upon a Change in Control void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Trust


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irrevocably authorizes the Executive from time to time to retain counsel of the
Executive's choice, at the expense of the Trust as hereinafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Trust or any Trust Manager, officer, shareholder, or other person affiliated with the Trust, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Trust and such counsel, the Trust irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Trust and the Executive agree that a confidential relationship will exist between the Executive and such counsel. Without regard to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Trust will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing.

         6. EMPLOYMENT RIGHTS; TERMINATION PRIOR TO CHANGE IN CONTROL. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Trust or the Executive to have the Executive remain in the employ of the Trust prior to or following any Change in Control. Any termination of the employment of the Executive or the removal of the Executive from any office or position in the Trust following the commencement of any discussion with a third person that results in a Change in Control within 180 calendar days after such termination or removal will be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement, entitling Executive to receive all benefits he would have received under this Agreement had he been an employee of the Trust on the date of the Change in Control.

         7. CERTAIN DEFINED TERMS. In addition to terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

         (a) "Change in Control" means the occurrence during the term of this Agreement of any of the following events:

               (i) the Trust is merged, consolidated, or reorganized into or with another corporation or other legal entity and the Trust is not the "surviving entity;"

               (ii) the Trust sells or otherwise transfers 50% or more of its assets to another corporation or other legal entity or in a series of related transactions;

               (iii) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing over 33% of the combined voting power of the securities of the Trust entitled


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         to vote generally in the election of Trust Managers (the "Voting
         Shares") of the Trust or could become the owner of over 33% of the Trust's Common Shares of Beneficial Interest through the conversion of the Trust's debt or equity securities;

               (iv) the Trust files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Trust has occurred or will occur in the future pursuant to any then-existing contract or transaction provided, however, a Change in Control shall be deemed to occur only when the transaction described in the Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) is consummated; or

               (v) if, during any period of 12 months, individuals who at the beginning of any such period constitute the Trust Managers of the Trust cease for any reason (other than death or disability) to constitute at least a majority thereof;

Notwithstanding the foregoing provisions of Section 7(a), a "Change in Control" will not be deemed to have occurred for purposes of Section 7(a) solely because
(A) an entity in which the Trust, directly or indirectly, beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (B) any employee share ownership plan or any other employee benefit plan of the Trust or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Shares, whether in excess of 33% or otherwise, or because the Trust reports that a change in control of the Trust has occurred or will occur in the future by reason of such beneficial ownership.

         The determination as to which party to a merger, consolidation or reorganization is the "surviving entity" within the meaning of Section 7(a) shall be made on the basis of the relative equity interests of the shareholders in the entity existing after the merger, consolidation or reorganization, as follows: if following any merger, consolidation or reorganization the holders of outstanding Voting Shares of the Trust immediately prior to the merger, consolidation or reorganization own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or reorganization, the Trust shall be the surviving entity. In all other cases, the Trust shall not be the surviving entity. In making the determination of ownership of equity securities by the shareholders of an entity immediately after the merger, consolidation or reorganization pursuant to this paragraph, equity securities which the shareholders owned immediately before the merger, consolidation or reorganization as shareholders of another party to the transaction shall be disregarded. Further, for purposes of this paragraph only, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.


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         (b)   "Employee Benefits" means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which the Executive is entitled to participate, including without limitation any share option, share purchase, share appreciation, dividend equivalent rights, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital, or other insurance (whether funded by actual insurance or self-insured by the Trust), disability, salary continuation, expense reimbursement, and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Trust, providing perquisites, benefits and service credit for benefits at least as great in the aggregate as are payable thereunder prior to a Change in Control.

         (c) The term "Severance Benefit" shall mean an amount equal to 2.50 times (i) the Executive's annualized base salary rate as of the date of the first event constituting a Change in Control or, if higher, (ii) the Executive's highest base salary received for any year in the previous five fiscal years immediately preceding the first event constituting a Change in Control, plus
2.50 times Executive's targeted bonus amount for the fiscal year in which the first event constituting a Change in Control occurs. If Executive has been employed by the Trust for less than five years, this Section 7(c) shall be deemed to mean such actual period of employment.

         (d) "Severance Period" means the period of time commencing on the date of an occurrence of each Change in Control and continuing until the earliest of (i) the expiration of one year after each occurrence of an event constituting a Change in Control, (ii) the Executive's death, or (iii) the Executive's attainment of age 65.

         8. TERM. The term of this Agreement shall be deemed to commence and be effective as of the date of this Agreement and shall continue for a five-year term and shall automatically renew for one-year terms unless either party gives notice of its intent not to renew at least 180 days prior to the end of any term or, unless earlier terminated in accordance with the provisions hereof.

         9. TERMINATION. Except with respect to the provisions of this Agreement that provide for payments to be made to Executive after termination of employment, this Agreement shall terminate automatically without further action by either of the parties hereto upon the death or permanent disability of Executive or the termination of Executive's employment with the Trust for any reason or no reason, in accordance with Executive's status as an employee at will. As used herein, the term "permanent disability" means physical or mental disability or both that is determined by the Trust, in its reasonable discretion, to substantially impair the ability of Executive to perform the day-to-day functions normally performed by Executive if the disability is suffered (or is reasonably expected to be suffered) by Executive for a period of not less than six consecutive calendar months. Notwithstanding the foregoing and except as set forth in Section 6, Executive (or his estate, heirs or personal representatives, as applicable) shall not be entitled to


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severance compensation except to the extent that a Change in Control of the
Trust occurs 180 days or less prior to the termination of this Agreement.

         10. REPRESENTATION BY EXECUTIVE. Executive hereby represents and warrants to the Trust that there are no agreements or understandings that would make unlawful his execution or delivery of this Agreement.

         11. NOTICES. All notices, renewals and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been given if delivered or mailed, by certified mail, first class postage prepaid, to the parties at the addresses set forth in this Agreement, as the same may be changed in writing by the parties from time to time.

         12. ENTIRE AGREEMENT. The parties expressly agree that this Agreement is contractual in nature and not a mere recital, and that it contains all the terms and conditions of the agreement between the parties with respect to the matters set forth herein. All prior negotiations, agreements, arrangements, understandings and statements between the parties relating to the matters set forth herein that have occurred at any time or contemporaneously with the execution of this Agreement (including, but not limited to, the Prior Agreement) are superseded and merged into this completely integrated Agreement. The Recitals set forth above shall be deemed to be part of this Agreement.

         13. GOVERNING LAW. This Agreement was negotiated and is performable in Dallas County, Texas and shall be governed by the laws of the State of Texas without giving effect to principles of conflicts of law.

         14. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the Trust and Executive hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with the proceeding provision.

         15. COUNTERPARTS. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart executed by the party sought to be charged with performance hereunder.


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         16.   ASSIGNMENT AND DELEGATION. All rights, covenants and agreements of the Trust set forth in this Agreement shall, unless otherwise provided herein, be binding upon and inure to the benefit of the Trust's respective successors and assigns. All rights, covenants and agreements of Executive set forth in this Agreement shall, unless otherwise provided herein, not be assignable by Executive, and shall be considered personal to Executive for all purposes.

         17. DEATH. If Executive dies before receiving payment under this Agreement, a lump-sum payment shall be made to Executive's estate or designated beneficiary.

         18. WAIVER OF BREACH. Failure by either party to demand strict compliance with any of the terms, covenants or provisions hereof shall not be deemed a waiver of the term, covenant or provision, nor any waiver or relinquishment by the Trust of any power at any other time or times.

         19. WITHHOLDING OF TAXES. The Trust shall withhold taxes from amounts paid pursuant to this Agreement as required by law, and, to the extent deemed necessary by the Trust, in good faith.

         20. VESTING OF BENEFITS. Notwithstanding anything in this Agreement, the Trust's Employee and Trust Manager Incentive Share Plan (the "Plan"), any agreement entered into under the Plan, or under any retirement, pension, profit sharing or other similar plan, upon the occurrence of a Change in Control, all deferred or unvested portions of any award made to Executive under any of the foregoing plans and agreements shall automatically become fully vested in Executive and shall be in effect and redeemable by or payable to Executive, or Executive's designated beneficiary or estate, on the same conditions (other than vesting) as would have applied had the Change in Control not occurred. All unvested awards under the Plan shall immediately vest upon the Change in Control and the Executive shall have the right to exercise any vested awards during the balance of the awards' term.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.


                                    AMERICAN INDUSTRIAL PROPERTIES REIT


                                    By: /s/ Charles W. Wolcott
                                        --------------------------------------
                                    Title: President and CEO
                                           -----------------------------------
                                    Notice Address:  6210 North Beltline
                                                     Suite 170
                                                     Irving, Texas 75063-2656


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                                    EXECUTIVE:


                                    /s/ David B. Warner
                                    -----------------------------------------
                                    David B. Warner

                                    Notice Address:
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